UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 22, 2010

ATS Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-51552	11-3747850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7925 Jones Branch Drive, McLean, Virginia	22102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (571) 766-2400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                 Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 22, 2010, the Company announced that Jack Tomarchio has submitted his resignation as a director of ATS Corporation, effective immediately.  Due to the press of other business Mr. Tomarchio will not be able to complete his full term.   Mr. Tomarchio has served as a director since August 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:     June 22, 2010

ATS CORPORATION

By:	/s/ Dr. Edward H. Bersoff
Dr. Edward H. Bersoff
Chairman, President and
Chief Executive Officer